Exhibit 99.3

AMENDMENT AND CONSENT

This letter agreement (this “Agreement”), dated as of June 23, 2010, amends and supplements the Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 24, 2010, by and among Alden Global Distressed Opportunities Master Fund, L.P., Alden Global Value Recovery Master Recovery Master Fund, L.P. and Alden Media Holdings, LLC (collectively, together with their affiliates, “Alden”), JS Acquisition, LLC (the “Company”) and Jeffrey H. Smulyan (“Smulyan”). Capitalized terms used in this Agreement that are not defined herein have the respective meanings set forth for such terms in the Purchase Agreement.

WHEREAS, Alden, the Company and Smulyan desire to make certain agreements and consents in connection with the Purchase Agreement in accordance with Section 10.5 thereof, such parties hereby agree as follows:

1. Amended and Restated Operating Agreement. With reference to Exhibit B to the Purchase Agreement, Section 10.8(a) of the form of Amended and Restated Operating Agreement is hereby amended and restated in its entirety as follows:

“(a) Smulyan shall be permitted to, and if no other funds are available to the Company, Smulyan shall (for so long as the Smulyan Members remain the Controlling Members), make loans to the Company in accordance with this Section 10.8 (“Member Loans”) to the extent necessary to fund (i) the payment of any premiums payable by the Company under the Key-Man Policy and (ii) any other working capital obligations of the Company.”

2. Registration Rights Agreement. With reference to Exhibit C to the Purchase Agreement, the form of Registration Rights Agreement is hereby amended such that:

(a) The Other Members shall be parties thereto.

(b) The definition of “Initiating Holders” in Section 3.1 shall be amended to clarify that the Other Members may not be “Initiating Holders” thereunder.

(c) The final sentence of Section 4.1 shall be amended and restated in its entirety as follows:

“If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall include in such Incidental Registration only the aggregate amount of Registrable Securities that the Company Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, any securities requested to be included in such offering not otherwise described below in clauses 2 through 5 of this sentence, second, the Registrable Securities to be offered for the account of any Designated Holders that are not Alden Members or Smulyan Members pursuant to this ARTICLE IV, as a group, pro rata based on the number of Registrable Securities owned by each such Designated Holder, third, the Registrable Securities to be offered for the account of the Smulyan Members pursuant to this ARTICLE IV, as a group, pro rata based on the number of Registrable Securities owned by each such Smulyan Member, fourth, the Registrable Securities to be offered for the account of the Alden Members pursuant to this ARTICLE IV, as a group, pro rata based on the number of Registrable Securities owned by each such Alden Member, and fifth, securities to be offered for the account of the Company.

3. Rollover Agreement. With reference to Exhibit D to the Purchase Agreement, Schedule I (Rolling Shareholder Contributed Shares) of the Rollover Agreement, dated as of May 24, 2010, by and among the Company and the Other Members, is hereby amended and restated in its entirety as set forth hereto in Annex A.

4. Tender Conditions. With reference to Exhibit F to the Purchase Agreement, clause (vi) of the Tender Conditions is hereby amended and restated in its entirety as follows:

“(vi) the Alden Purchase Agreement is not in full force and effect, or the conditions to the closing of the transactions under the Alden Purchase Agreement have not been satisfied or waived; or”

5. Tender Offer.

(a) In accordance with Section 5.5(a) of the Purchase Agreement, the parties hereby consent to the extension of the Tender Offer until 5 p.m., New York City time, on Friday, July 30, 2010, as described in the Amendment No. 1 to the combined Statement on Schedule TO and Schedule 13E-3 filed by Mergerco, the Company, the Controlling Stockholder and ECC with the Securities and Exchange Commission on June 2, 2010 and the related amendments to the Offer to Purchase by Mergerco, dated June 2, 2010 set forth therein, in the form previously distributed to the parties hereto (collectively, the “TO Amendment”).

(b) In accordance with Section 5.5(b) of the Purchase Agreement, the parties hereby acknowledge and agree that, except as described in paragraphs 4 and 5(a) of this Agreement, the TO Amendment does not constitute an amendment or waiver of any of the material terms and conditions contained in the Offer to Purchase and does not require the prior written approval of Alden.

6. Exchange Offer. In accordance with the second sentence of Section 5.5 of the Purchase Agreement, the parties hereby acknowledge and agree that the Amended and Restated Preliminary Proxy Statement/Offer to Exchange on Schedule 14A, in the form previously distributed to the parties, does not constitute an amendment

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or waiver of any of the material terms and conditions contained in the Exchange Offer and does not require the prior written approval of Alden.

7. Ratification. Except as otherwise expressly provided by this Agreement, all of the terms and conditions of the Purchase Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

8. Incorporation of Certain Provisions of the Purchase Agreement. The provisions of Sections 5.8 (Obligations of the Controlling Stockholder), 10.6 (Governing Law), 10.7 (Binding Effect; Assignment), 10.8 (Usage), 10.10 (Interpretation), 10.11 (Severability of Provisions), 10.13 (No Personal Liability), 10.14 (No Third Party Beneficiaries) and 10.15 (Consent to Jurisdiction; Service of Process; Waiver of Jury Trial) of the Purchase Agreement shall also be deemed to apply to this Agreement as if set forth fully herein.

9. References to the Purchase Agreement. This Agreement constitutes an amendment to the Purchase Agreement in accordance with Section 10.5 of the Purchase Agreement. Except as amended hereby, the Purchase Agreement remains in full force and effect in accordance with its terms. All references to the Purchase Agreement in all agreements, certificates and other documents delivered on the Closing shall be deemed to refer to the Purchase Agreement as amended or otherwise supplemented by this Agreement.

10. Entire Agreement. This Agreement, together with the Purchase Agreement and any other collateral agreements executed in connection with the consummation of the transactions contemplated thereby, contains the entire agreement among the parties with respect to matters contemplated herein and supersedes all prior agreements, written or oral, with respect thereto.

11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ALDEN GLOBAL DISTRESSED OPPORTUNITIES MASTER FUND, L.P.

By:	AGDOF MASTER GP, LTD.

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	Authorized Signatory

ALDEN GLOBAL VALUE RECOVERY MASTER FUND, L.P.

By:	AGVRF MASTER GP, LTD.

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	Authorized Signatory

ALDEN MEDIA HOLDINGS, LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	Vice President

Signature Page to Amendment and Consent Letter

JS ACQUISITION, LLC

By:	/s/ Jeffrey H. Smulyan
Name:	Jeffrey H. Smulyan
Title:	Manager

JEFFREY H. SMULYAN

/s/ Jeffrey H. Smulyan

Signature Page to Amendment and Consent Letter

Annex A

Schedule I

Rolling Shareholder Contributed Shares

Rolling Shareholder	Contributed Shares
Greg Nathanson and Teresa Nathanson TTEES the Nathanson Family TR DTD 12/23/05	256,312
Greg A. Nathanson	76,276
Dale M. Friedlander	310,228
Richard A. Leventhal	191,931
Barbara Leventhal	3,000
John F. Dille III	178,800
Richard F. Cummings	142,669
Janine J. Smulyan	151,000
Gary L. Kaseff	123,911
Vicky Myers-Kaseff	3,411
Randall D. Bongarten	46,117
James R. Riggs	33,609
Patrick M. Walsh	30,828
Natalie J. Smulyan	30,350
Paul W. Fiddick	29,548
Robin L. Rene	21,451
Gregory T. Loewen	20,428
Deborah D. Paul	19,928
Michael Levitan	18,511
Valerie C. Maki	8,094
David R. Newcomer	7,295
John R. Beck	4,045
J. Scott Enright	6,528
Ryan A. Hornaday	2,613
Norman H. Gurwitz	1,563
Total	1,718,446